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                                  February 11, 1997




(213) 229-7000                                                     C 26181-00025



Evans Withycombe Residential, Inc.
6991 East Camelback Road
Suite A200
Scottsdale, Arizona  85251

    Re:  EVANS WITHYCOMBE RESIDENTIAL, INC.

Gentlemen:

    We have acted as special counsel to Evans Withycombe Residential, Inc., a Maryland corporation (the "Company"), in connection with the sale by the Company of shares of common stock, par value $.01 per share, of the Company (the "Common Shares") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on September 8, 1995 (Registration No. 33-96756), and amended on November 17, 1995 and December 6, 1995.

    You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of Common Shares on connection with the sale described above. This opinion is based on various assumptions, and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement.

    We have made much legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, of corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

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Evans Withycombe Residential, Inc.
February 11, 1997
Page 2


    We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

    Based on such facts, assumptions and representations, it is our opinion that:

    (1) Commencing with the Company's taxable year ending December 31, 1994, the Company was organized in conformity with the requirements for qualification as a real estate investment trust, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

    (2) The information in the Registration Statement under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is accurate in all material respects.

    This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Company's representations may affect the conclusions stated herein. Moreover, the Company's qualification and taxations as a real estate investment trust depends upon the Company's ability to meet, through annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

    We hereby consent to the use of our name and our opinion under the heading "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Gibson, Dunn & Crutcher LLP
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                                       GIBSON, DUNN & CRUTCHER LLP